UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2016

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2016, the stockholders of Brocade Communications Systems, Inc. (“Brocade” or the “Company”) approved an amendment and restatement of the Company’s 2009 Employee Stock Purchase Plan (the “ESPP”) to increase the ESPP’s share reserve by 20,000,000 shares. A description of the material terms and conditions of the ESPP, as amended and restated, appears on pages 26 to 28 of Brocade’s definitive proxy statement on Schedule 14A filed with the SEC on February 25, 2016 (the “Proxy Statement”). That description is incorporated by reference herein, and a copy of that description is filed as Exhibit 10.1 hereto. Such description and the other information relating to the ESPP included herein are qualified in their entirety by reference to the actual terms of the ESPP, which is filed as Exhibit 10.2 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders (the “Annual Meeting of Stockholders”) was held on April 7, 2016 in San Jose, California. Of the 401,103,708 shares outstanding as of the record date, 361,279,125 shares (approximately 90.07%) were present or represented by proxy at the Annual Meeting of Stockholders.

At the Annual Meeting, the Company’s stockholders: (i) approved the election of Judy Bruner, Lloyd A. Carney, Renato A. DiPentima, Alan L. Earhart, John W. Gerdelman, Kim C. Goodman, David L. House, L. William Krause, David E. Roberson and Sanjay Vaswani as directors; (ii) approved a nonbinding advisory resolution regarding executive compensation; (iii) approved the amendment and restatement of Brocade’s ESPP; (iv) approved the amendment to Brocade’s bylaws to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes; and (v) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending October 29, 2016. Each of these proposals is described in the Proxy Statement.

The results of the voting on the matters submitted to the stockholders are as follows:
1. To elect ten directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Judy Bruner	296,734,910	363,204	875,080	63,305,931
Lloyd A. Carney	296,622,746	465,873	884,575	63,305,931
Renato A. DiPentima	295,543,189	1,547,353	882,652	63,305,931
Alan L. Earhart	296,698,822	393,640	880,732	63,305,931
John W. Gerdelman	295,563,732	1,529,387	880,075	63,305,931
Kim C. Goodman	296,794,966	298,263	879,965	63,305,931
David L. House	294,700,598	2,401,416	871,180	63,305,931
L. William Krause	293,686,595	3,392,167	894,432	63,305,931
David E. Roberson	295,310,783	1,791,539	870,872	63,305,931
Sanjay Vaswani	293,734,222	3,374,634	864,338	63,305,931
2. To approve a non-binding advisory resolution regarding executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
290,006,355	6,901,338	1,065,501	63,305,931
3. To approve the amendment and restatement of the Company’s 2009 Employee Stock Purchase Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
291,163,848	5,788,296	1,021,050	63,305,931
4. To approve the amendment of the Company’s bylaws to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
219,574,746	77,423,423	975,025	63,305,931
5. To ratify the appointment of KPMG LLP as independent registered public accountants of the Company for the fiscal year ending October 29, 2016.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
356,183,804	3,890,827	1,204,494	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Summary of the Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan, as amended and restated on April 7, 2016
10.2	Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan, as amended and restated on April 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 13, 2016	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary